[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.4

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of August    , 2021, by and among BRILLIANT EARTH, LLC, a Delaware limited liability company (“Borrower Representative”), the lenders party hereto (“Lenders”, and each, a “Lender”), constituting the Required Lenders, and RUNWAY GROWTH FINANCE CORP. (formerly known as Runway Growth CREDIT FUND INC.), as administrative agent and collateral agent for Lenders (in such capacity, “Agent”).

RECITALS

A. Borrower Representative, Lenders and Agent are parties to that certain Loan and Security Agreement, dated as of September 30, 2019 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”).

B. Borrower Representative has requested, and Agent and Lenders although being under no obligation to do so, have agreed amend the Agreement as set forth in this Amendment.

1. AMENDMENTS

1.1 Section 1 of the Agreement is hereby amended to add the following paragraph at the end of such section:

Notwithstanding anything to the contrary in this Agreement or any other Loan Document, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. For the avoidance of doubt, and without limitation of the foregoing, Permitted Intercompany Convertible Note shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

1.2 Section 7.1 of the Agreement is hereby amended by adding the following sentence: “For the avoidance of doubt, no early unwind or termination of any Corresponding Swap Transaction shall constitute a disposition of property for purposes of this Section 7.1.”

1.3 Section 7.3 of the Agreement is hereby amended and restated to read as follows:

7.3 Mergers or Acquisitions. Other than any Permitted Acquisition, merge or consolidate with any other Person, or acquire all or substantially all of the Equity Interests or property of another Person or business line of another Person (including, without limitation, by the formation of any Subsidiary) or enter into any agreement to do any of the same, provided that a Subsidiary may merge, liquidate, dissolve, or consolidate into another Subsidiary or into a Borrower. For the avoidance of doubt, (i) Borrowers may create a Subsidiary as provided in the definition of “Permitted Investments”, and (ii) the foregoing shall not operate to restrict the Up-C Transaction.

1.4 Section 7.7 of the Agreement is hereby amended and restated to read as follows:

7.7 Distributions; Investments.

(a) Pay any dividends or make any other distribution or payment or redeem, retire or purchase any Equity Interests provided that

(i) Borrower Representative may convert any of its convertible Equity Interests (including warrants) into other Equity Interests issued by Borrower Representative pursuant to the terms of such convertible securities or otherwise in exchange thereof;

(ii) Borrower Representative may pay dividends or make other distributions or payments or redeem, convert, exchange or repurchase equity interests of Borrower Representative pursuant to the Up-C Transaction, including, but not limited to, pursuant to the Tax Receivable Agreement and the Borrower Representative Operating Agreement;

(iii) Borrower Representative may make Permitted Tax Distributions;

(iv) Borrower Representative may (1) repurchase and/or redeem Equity Interests from any holder thereof in connection with any exercise of such holder’s redemption or exchange rights pursuant to the Borrower Representative Operating Agreement, and (2) distribute Equity Interests in Borrower Representative to BE Group in connection with any cash settlement or share settlement contributed by BE Group in connection therewith pursuant to the Borrower Representative Operating Agreement; (vi) Borrower Representative may make distributions to BE Group that are used for cash settlements pursuant to the Borrower Representative Operating Agreement;

(v) Borrower Representative may make distributions to BE Group (A) to fund payments required to be made by BE Group pursuant to the Tax Receivables Agreement and the Borrower Representative Operating Agreement, (B) to provide funds to be used for BE Group (or distributed by Borrower Representative for use by BE Group) to pay Public Company Expenses, reimburse expenses of BE Group to the extent required by the Borrower Representative Operating Agreement, and make indemnification payments to the extent required by the Borrower Representative Operating Agreement; and (C) to pay franchise taxes and other fees or taxes and other expenses, in each case, as required to be paid by BE Group or any of its Subsidiaries to maintain their legal existence, provided in each case, that such payment shall not result in an Event of Default;

(vi) Borrower Representative or any Subsidiary thereof may pay dividends solely in Equity Interests of such Borrower or Subsidiary;

(vii) Borrower Representative may make cash payments in lieu of fractional shares, if applicable;

(viii) any Borrower or a Subsidiary thereof that is a Loan Party may pay dividends or make other distributions to another Borrower or a Subsidiary thereof that is a Loan Party

(ix) Borrower Representative may repurchase the Equity Interests issued by Borrower Representative to employees, officers, directors, contractors and other service providers upon or any time after cessation of employment or service, as applicable, in an aggregate amount not to exceed $2,000,000 per fiscal year, provided that no Event of Default shall have occurred immediately prior to such repurchase and immediately after giving effect thereto;

(x) Borrower Representative may (A) pay the purchase price of any Corresponding Swap Transaction and (B) settle unwind or terminate of all or any portion of any Corresponding Swap Transaction by (I) set-off against the concurrent settlement, unwind or other termination of all or any portion of any other Corresponding Swap Transaction or (II) delivery of Equity Interests; and

(xi) Borrower Representative may issue Equity Interests and/or make payments (or a combination thereof) in case of a conversion, required payment of interest, principal or premium or required redemption of a Permitted Intercompany Convertible Note in accordance with its terms, that is in connection with an interest payment, conversion (including for the avoidance of doubt, payments of cash upon conversion), required payment of principal or premium, or redemption (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of the relevant Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Equity Interests of BE Group (or other securities or property following a merger event or other change of such Equity Interests)) of the related Permitted Convertible Debt in accordance with the related indenture governing the Permitted Convertible Debt; provided that with respect to any payment of any principal amount in cash, the Redemption Conditions shall be satisfied; provided further that, to the extent (A) both (x) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (y) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Debt), and there is a corresponding payment due in respect of the Permitted Intercompany Convertible Note, the payment of such excess cash shall not be permitted by the preceding sentence;

(b) directly or indirectly make any Investment (including, without limitation, by the formation of any Subsidiary), other than Permitted Investments; provided that, no activity expressly permitted by the preceding clause (a) shall be prohibited by this clause (b).

1.5 Section 7.8 of the Agreement is hereby amended by amending and restating clause (d) therein and adding a new clause (e) and (f) thereto, to read as follows: “(d) Permitted Indebtedness (including any Permitted Intercompany Convertible Note) and Permitted Investments, to the extent expressly contemplated to be a transaction with an Affiliate and distributions pursuant to Section 7.7, (e) the Up-C Transaction, and (f) any reimbursement of expenses of BE Group and indemnification payments to BE Group, in each case, the extent required by the Borrower Representative Operating Agreement.”

1.6 Section 7.9 of the Agreement is hereby amended and restated to read as follows:

7.9 Subordinated Debt; Public Convertible Debt.

(a) (i) Make or permit any payment on any Subordinated Debt, except as permitted pursuant to the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject; or (ii) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof, provide for earlier or greater principal, interest, or other payments thereon, or adversely affect the subordination thereof to the Obligations, except in each case under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject.

(b) (i) Declare, pay, or make any cash payment or cash distribution under or in respect of any Permitted Intercompany Convertible Debt except for: (A) regularly scheduled payments of interest in accordance with the terms thereof; (B) payments of the initial purchase price for Corresponding Swap Transaction (which may be paid by offset against the consideration to Borrower Representative in respect of the issuance of the related Permitted Intercompany Convertible Note; (C) payments of cash in lieu of fractional shares; (D) payments of reasonable and customary fees and expenses incurred in respect of the Permitted Intercompany Convertible Note and related Permitted Convertible Debt, and (E) any redemption, repurchase, settlement upon conversion, or other retirement for value of a Permitted Intercompany Convertible Note in an amount not to exceed the net cash proceeds received by Borrower Representative from the issuance of a new Permitted Intercompany Convertible Note (in connection with a Permitted Convertible Debt Refinancing), or (ii) amend or otherwise modify the terms of any Permitted Intercompany Convertible Note (including any Corresponding Swap Transaction) except in connection with an amendment or other modification of Permitted Convertible Debt (or of any related Permitted Bond Hedge Transactions and Permitted Warrant Transactions), which amendment or modification would not result in such Permitted Convertible Debt no longer qualifying as Permitted Convertible Debt in accordance with the defined term.

Notwithstanding the foregoing or anything to the contrary herein, and for the avoidance of doubt, Borrower Representative may issue Equity Interests and/or make payments (or a combination thereof) in case of a conversion, required payment of interest, principal or premium or required redemption of a Permitted Intercompany Convertible Note in accordance with its terms, that is in connection with an interest payment, conversion (including for the avoidance of doubt, payments of cash upon conversion), required payment of principal or premium, or redemption (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of the relevant Permitted Convertible Debt upon satisfaction of a condition related to the stock price of the Equity Interests of BE Group (or other securities or property following a merger event or other change of such Equity Interests)) of the related Permitted Convertible Debt in accordance with the related indenture governing the Permitted Convertible Debt; provided that with respect to any payment of any principal amount in cash, the Redemption Conditions shall be satisfied; provided further that, to the extent (A) both (x) the aggregate amount of cash payable upon conversion or payment of any Permitted Convertible Debt (excluding any required payment of interest with respect to such Permitted Convertible Debt and excluding any payment of cash in lieu of a fractional share due upon conversion thereof) exceeds the aggregate principal amount thereof and (y) such conversion or payment does not trigger or correspond to an exercise or early unwind or settlement of a corresponding portion of the Permitted Bond Hedge Transactions relating to such Permitted Convertible Debt (including, for the avoidance of doubt, the case where there is no Permitted Bond Hedge Transaction relating to such Permitted Convertible Debt), and there is a corresponding payment due in respect of the Permitted Intercompany Convertible Note, the payment of such excess cash shall not be permitted by the preceding sentence

Notwithstanding the foregoing or anything to the contrary herein, Borrower Representative may repurchase, repay, exchange or convert the any Permitted Intercompany Convertible Note in connection with the repurchase, exchange or induced conversion by BE Group of the relevant Permitted Convertible Debt by delivery of Equity Interests of BE Group and/or a new series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by BE Group from the substantially concurrent issuance of Equity Interests and/or Permitted Convertible Debt plus the net cash proceeds, if any, received by BE Group pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transaction, if any.

1.7 Section 8.6 of the Agreement is hereby amended and restated to read as follows:

8.6 Other Agreements. (a) There is, under any agreement to which a Loan Party or any of its material Subsidiaries is a party with a third party or parties any payment default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of, or require the prepayment (other than any regularly scheduled required prepayment) or mandatory redemption, in each case, prior to the stated maturity thereof, of, any Indebtedness in an amount individually or in the aggregate in excess of Ten Million Dollars ($10,000,000) provided that (i) any applicable grace period for such payment default has expired and the failure of payment is continuing, or (ii) such failure is not duly waived by the applicable third party or parties (except if such third party is restricted from accelerating the maturity of such Indebtedness, including pursuant to the terms of a subordination or similar agreement in favor of Agent), or (b) there occurs under a Permitted Bond Hedge Transaction or Permitted Warrant Transaction, an early termination date resulting from (x) any event of default thereunder as to which BE Group is the defaulting party or (y) any termination event under such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, as applicable, as to which BE Group is the affected party and, in either event, the termination value (if determined in accordance with its terms) or the amount determined as the mark-to-market value(s) (if the termination value has not been so determined, and after taking into account the effect of any legally enforceable netting agreement relating thereto) that is owed by BE Group is greater than Ten Million Dollars ($10,000,000).

1.8 The following provisions and definitions are amended by replacing the dollar amount therein indicated under the column “Existing Amount” with the dollar amount indicated under the column “Amended Amount,” with corresponding amendments made to any numerical amounts spelled out in words:

Section or Definition	Existing Amount	Amended Amount
Section 4.2	$100,000	$400,000
Section 5.4	$500,000	$2,000,000
Section 5.9	$250,000	$1,000,000
Section 6.2(g)	$500,000	$2,000,000
Section 6.3	$500,000	$2,000,000
Section 6.5(c)	$500,000	$2,000,000
Section 6.6(b)	$500,000	$2,000,000
Section 8.4	$500,000 (each instance)	$2,000,000 (each instance)
Section 8.6	$500,000	$2,000,000
Section 8.7	$500,000	$2,000,000
“Excluded Locations”	$2,000,000	$8,000,000
“Permitted Acquisition Amount”	$2,500,000	$10,000,000
“Permitted Indebtedness” clause (g)	$500,000	$2,000,000
“Permitted Indebtedness” clause (i)	$1,500,000	$6,000,000
“Permitted Indebtedness” clause (l)	$1,000,000	$4,000,000
“Permitted Indebtedness” clause (p)	$500,000	$2,000,000
“Permitted Indebtedness” clause (q)	$500,000	$2,000,000
“Permitted Investments” clause (c)	$500,000	$2,000,000
“Permitted Investments” clause (n)	$500,000	$2,000,000
“Permitted Liens” clause (c)	$500,000	$2,000,000
“Permitted Investments” clause (f)	$100,000	$400,000
“Permitted Investments” clause (f)	$200,000	$800,000
“Permitted Investments” clause (h)	$1,500,000	$6,000,000
“Permitted Liens” clause (c)	$500,000	$2,000,000
“Permitted Liens” clause (f)	$100,000	$400,000
“Permitted Liens” clause (f)	$200,000	$800,000
“Permitted Liens” clause (h)	$1,500,000	$6,000,000
“Permitted Liens” clause (r)	$500,000	$2,000,000
“Permitted Liens” clause (u)	$3,000,000	$12,000,000
“Permitted Transfers” clause (g)	$500,000	$2,000,000

1.9 The following defined terms in Exhibit A of the Agreement are hereby amended and restated, or added in appropriate alphabetical order, as applicable:

“BE Group” means Brilliant Earth Group, Inc., a Delaware corporation.

“Borrower Representative Operating Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Borrower Representative by and among Borrower Representative, BE Group, and the other Members thereof (as defined therein), to be entered into in connection with the Up-C Transaction, in form and substance customary for similarly situated companies, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Change in Control” means any of the following (or any combination of the following) whether arising from any single transaction, event or series of related transactions or events that, individually or in the aggregate, result in: (a) any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 but excluding any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of Equity Interests of BE Group ordinarily entitled to vote in the election of directors or managers of BE Group, empowering such “person” or “group” to elect a majority of the members of the Board of BE Group, who did not have such power before such transaction; or (b) the Transfer of all or substantially all assets of Borrowers, taken as a whole, to any Person other than to other Borrowers or a wholly-owned Subsidiary of the Borrowers; or (c) BE Group ceasing to own and control, free and clear of any Liens (other than Permitted Liens), directly or indirectly, all of the Equity Interests in each of its Subsidiaries. For the avoidance of doubt, the Up-C Transaction shall not constitute a Change in Control.

“Contingent Obligation” means, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case, directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the Ordinary Course of Business or any Corresponding Swap Transaction. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Corresponding Swap Transaction” means a hedge or warrant transaction between Borrower Representative and BE Group on terms mirroring a Permitted Bond Hedge Transactions and/or Permitted Warrant Transaction in connection with the issuance of a Permitted Intercompany Convertible Note; provided that in lieu of entering into a Corresponding Swap Transaction the terms of the relevant Permitted Bond Hedge Transactions and/or Permitted Warrant Transaction may be incorporated into the relevant Permitted Intercompany Convertible Note.

“Hedging Obligations” means all liabilities under take-or-pay or similar arrangements or under any interest rate swaps, caps, floors, collars and other interest hedge or protection agreements, treasury locks, equity forward contracts, currency agreements or commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements and any other derivative instruments, in each case, whether Borrowers and their Subsidiaries are liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which liabilities Borrowers or their Subsidiaries otherwise assures a creditor against loss. Hedging Obligations does not include any Corresponding Swap Transaction.

“Permitted Bond Hedge Transaction” means any call or capped call option on the Equity Interests of BE Group purchased by BE Group from a customary dealer in the relevant market (the “Hedge Provider”) in connection with the issuance of any Permitted Convertible Debt; provided that

(i) the purchase price for such Permitted Bond Hedge Transaction, less the net cash proceeds received by the Credit Parties from the sale of any related Permitted Warrant Transaction, does not exceed the net cash proceeds received by BE Group from the sale of such Permitted Convertible Debt issued in connection with the Permitted Bond Hedge Transaction;

(ii) that such call option will be entered into between BE Group and the Hedge Provider under an ISDA Master Agreement or deemed ISDA Master Agreement and there shall be no Credit Support Annex, Credit Support Documentation, Credit Support Provider, security, guaranty or other credit support with respect thereto, in each case provided by any Borrower other than BE Group or any Subsidiary thereof;

(iii) that immediately before and after giving pro forma effect to the purchase of such call option and any concurrent use of proceeds thereof, no Default or Event of Default shall have occurred and be continuing hereunder, and

(iv) a Corresponding Swap Transaction shall be entered into (subject to the proviso in the definition thereof).

“Permitted Convertible Debt” means Public Convertible Debt provided that such Indebtedness:

(i) is consummated following the effectiveness of the Up-C Transaction;

(ii) is Indebtedness of BE Group or any Subsidiary thereof, and shall not be guaranteed by Borrower Representative or any Subsidiary that is not a Loan Party hereunder;

(iii) is unsecured;

(iv) does not have a stated maturity prior to the date that is one hundred eighty (180) days following the Term Loan Maturity Date;

(v) has no scheduled amortization or cash principal payments and does not require any mandatory redemptions or cash payments of principal prior to the date that is one hundred eighty (180) days following the Term Loan Maturity Date other than (A) customary payments upon a change of control or fundamental change event and (B) the conversion rights of the holders of such Indebtedness;

(vi) any cross-event of default (other than any cross-acceleration event of default) provision contained therein that relates to Indebtedness of any Borrower (such indebtedness, a “Cross-Default Reference Obligation”), contains a cure period of at least fifteen (15) calendar days before an event of default or other event or condition under such Cross-Default Reference Obligation results in an event of default under such cross-default provision,

(vii) the terms, conditions, fees, covenants, and settlement mechanics (if applicable) of such notes shall be such as are typical and customary for Indebtedness of such type (as determined by Borrower Representative in good faith);

(viii) immediately before and after giving pro forma effect to the incurrence of such Indebtedness and any concurrent use of proceeds thereof, no Event of Default shall have occurred and be continuing; and

(ix) shall not exceed $[***] in principal amount at any one time outstanding;

provided further that there shall be a Permitted Intercompany Convertible Note issued by Borrower Representative concurrently.

“Permitted Convertible Debt Refinancing” means a repurchase, exchange or induced conversion by BE Group of the Permitted Convertible Debt by delivery a different series of Permitted Convertible Debt and/or by payment of cash proceeds received by BE Group from the substantially concurrent issuance of Equity Interests of BE Group and/or other Permitted Convertible Debt plus the net cash proceeds, if any, received by BE Group pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the foregoing, and a concurrent exchange of the existing Permitted Intercompany Convertible Note related to such Permitted Convertible Debt for a new Permitted Intercompany Convertible Note on terms consistent with the defined term thereof.

“Permitted Intercompany Convertible Note” means any intercompany convertible promissory note whereby BE Group will provide the net proceeds from the issuance of any Permitted Convertible Debt and sale of any related Permitted Bond Hedge Transaction (net of the cost of any Permitted Warrant Transaction) to Borrower Representative, the terms of which mirror the terms of the relevant Permitted Convertible Debt issued by BE Group, taken together with the terms of any related Permitted Bond Hedge Transaction and/or Permitted Warrant Transaction (unless such terms are reflected in a Corresponding Swap Transaction).

“Permitted Tax Distributions” means, without duplication, (i) distributions pursuant to, or as needed to make any distributions pursuant to the Borrower Representative Operating Agreement (or, in case of any distribution prior to the effectiveness of the Borrower Representative Operating Agreement, pursuant to the Limited Liability Company Agreement of Borrower Representative, as amended, as in effect on the Third Amendment Effective Date); (ii) payments pursuant to, or as needed to make any payments pursuant to, the Tax Receivable Agreement; and (iii) distributions the proceeds of which shall be used to pay franchise taxes and other fees, Taxes and expenses required to maintain the legal existence of BE Group, Borrower Representative, or their respective Subsidiaries and Affiliates.

“Permitted Warrant Transaction” means any call option, warrant or contractual right to purchase Equity Interests of BE Group sold to the Hedge Provider concurrently with any purchase by BE Group of a related Permitted Bond Hedge Transaction from the Hedge Provider for which the strike price (or the analogous term defined therein) is greater than the strike price (or the analogous term defined therein) for the Permitted Bond Hedge Transaction; provided that

(i) such call option, warrant or contractual right will be entered into between BE Group and the Hedge Provider under an ISDA Master Agreement or deemed ISDA Master Agreement and there shall be no Credit Support Annex, Credit Support Documentation, Credit Support Provider, security, guaranty or other credit support with respect thereto, in each case, provided by any Loan Party other than BE Group or any Subsidiary thereof;

(ii) immediately before and after giving pro forma effect to the sale of such call option, warrant or contractual right and any concurrent provisions of proceeds thereof, no Default or Event of Default shall have occurred and be continuing hereunder;

(iii) a Corresponding Swap Transaction shall be entered into (subject to the proviso in the definition thereof)..

“Public Company Expenses” means expenses incurred in connection with (a) the Up-C Transaction, (b) compliance with the requirements of the Sarbanes-Oxley Act of 2002, the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as applicable to companies with equity or debt securities held by the public, or the rules of national securities exchanges applicable to companies with listed equity or debt securities, and (c) any other expenses attributable to the status of BE Group as a public company and as the holding company of Borrower Representative and its Subsidiaries, including expenses relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ fees, directors’ and officer’s insurance and other executive costs, legal, audit and other professional fees and listing and filing fees.

“Public Convertible Debt” means Indebtedness incurred by BE Group that is either (x) convertible, at the option of the holders thereof, into Equity Interests of BE Group (or other securities or property following a merger event or other change of such Equity Interests), cash or any combination thereof, at the election of BE Group or (y) sold as units together with a Permitted Bond Hedge Transaction or a Permitted Warrant Transaction that are exercisable for Equity Interests of BE Group (any indenture, promissory note or other instrument pursuant to which such debt securities and/or units are issued or otherwise governed).

“Qualified Cash” means the aggregate amount of Borrowers’ unrestricted cash and Cash Equivalents held in accounts subject to an Account Control Agreement in favor of Agent.

“Redemption Conditions” means, with respect to any payment of cash in respect of the principal amount of any Public Convertible Debt, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, Borrower’s Qualified Cash shall be no less than the sum of 120% of the outstanding Obligations.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in writing to all of the Obligations, pursuant to a Subordination Agreement, and excluding, any Permitted Intercompany Convertible Note.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement by and among BE Group, Borrower Representative, and each of the Members (as defined therein), to be entered into in connection with the Up-C Transaction, in form and substance customary for similarly situated companies, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Third Amendment Effective Date” means August         , 2021.

“Up-C Transaction” means, the reorganization transactions to be consummated by Borrower Representative and BE Group in connection with the initial public offering of BE Group on terms substantially consistent with the terms described in BE Group’s registration statement on Form S-1 filed with the Securities and Exchange Commission at the time it is declared effective.

1.10 The defined term “Applicable Rate” in Exhibit A of the Agreement is hereby amended by (a) replacing “8.25%” with “7.75%” and (b) replacing “5.40%” with “4.90%” therein.

1.11 The defined term “LIBOR” in Exhibit A of the Agreement is hereby amended by replacing “1.00%” with “0.50%” therein.

1.12 The defined term “Permitted Indebtedness” in Exhibit A of the Agreement is hereby amended by adding a new clause (q) thereto, to read as follows, and delete “and” at the end of clause (p) thereof:

(q) any Permitted Intercompany Convertible Note; and

1.13 The defined term “Permitted Investment” in Exhibit A of the Agreement is hereby amended by adding a new clause (n) thereto, to read as follows, and delete “and” at the end of clause (m) thereof:

(m) the entry into a hedge and warrant transaction on terms mirroring a Permitted Bond Hedge Transaction or Permitted Warrant Transaction, and the performance of obligations under and issuance of Equity Interests in respect thereof; and

1.14 The defined term “Prime Rate” in Exhibit A of the Agreement is hereby amended by replacing “3.85%” with “3.35%” therein.

1.15 Exhibit D is hereby amended and restated as set forth on Exhibit D attached hereto.

2. REPRESENTATIONS AND WARRANTIES

2.1 Borrowers represent and warrant that:

(a) the representations and warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment, and, no Event of Default has occurred and is continuing;

(b) each Borrower has the power and authority to execute and deliver this Amendment and perform its obligations under the Agreement, as modified by this Amendment;

(c) the execution and delivery by each Borrower of this Amendment, and the performance by each Borrower of its obligations under the Agreement, as modified by this Amendment, have been duly authorized by all requisite action;

(d) the execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Agreement, as modified by this Amendment, do not and will not contravene (a) any material Requirement of Law; (b) any material contractual restriction in any material agreement with a Person binding on such Borrower; (c) any order, judgment or decree of any Governmental Authority binding on such Borrower; or (d) the Operating Documents of such Borrower, and do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any Governmental Authority, except as already has been obtained or made; and

(e) this Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3. CONDITIONS PRECEDENT

3.1 The effectiveness of this Amendment is conditioned upon Agent’s receipt of the following:

(a) This Amendment, duly executed by Borrower Representative; and

(b) A notice of exercise of the Warrant, duly executed by the holder of the Warrant, with respect to each Warrant.

4. GENERAL PROVISIONS

4.1 Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement and this Amendment shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or Lenders under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of the Loan Documents entered into in connection with the Agreement, and that the security interest as granted pursuant to the Agreement continues from the Closing Date.

4.2 This Amendment and the Loan Documents represent the entire agreement with respect to this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

4.3 This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

4.4 This Amendment shall constitute a Loan Document. Accordingly, the provisions of Section 11 of the Agreement shall likewise apply to this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date set forth above.

BORROWER:
BRILLIANT EARTH, LLC

By	/s/ Beth Gerstein
Name:	Beth Gerstein
Title:	CEO

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT]

AGENT:
RUNWAY GROWTH FINANCE CORP.

By:	/s/ Thomas Raterman
Name:	Thomas Raterman
Title:	Chief Financial Officer

LENDER:
RUNWAY GROWTH FINANCE CORP.

By:	/s/ Thomas Raterman
Name:	Thomas Raterman
Title:	Chief Financial Officer

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	RUNWAY GROWTH FINANCE CORP.	Date:
FROM:	BRILLIANT EARTH, LLC

Reference is made to that certain Loan and Security Agreement, dated September 30, 2019 (as amended, restated, supplemented or otherwise modified, from time to time, the “Agreement”), among BRILLIANT EARTH, LLC, a Delaware limited liability company, and each Person party thereto as a borrower from time to time (collectively, “Borrowers”, and each, a “Borrower”), the lenders from time to time party thereto (collectively, “Lenders”), and RUNWAY GROWTH FINANCE CORP., a Maryland corporation (formerly known as Runway Growth Credit Fund Inc.), as administrative agent and collateral agent for Lenders (in such capacity “Agent”). Capitalized terms have meanings as defined in the Agreement.

The undersigned authorized officer of Borrower Representative, solely in his/her capacity as an officer of Borrower Representative and not in any individual capacity, hereby certifies in accordance with the terms of the Agreement as follows:

(1) Each Borrower is in compliance for the period ending                          with all covenants set forth in the Agreement; (2) no Event of Default has occurred and is continuing; and (3) the representations and warranties in the Agreement are true and correct in all material respects on this date; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date. Detailed calculations demonstrating compliance with the financial covenant are attached hereto as Attachment 1.

The undersigned certifies that all financial statements delivered herewith are prepared in accordance with GAAP (other than, with respect to unaudited financials for the absence of footnotes and being subject to normal year-end adjustments), consistently applied from one period to the next. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies
Monthly financial statements and Compliance Certificate	Monthly, within 30 days	Yes No

Annual operating budget and financial projections	Annually, within 60 days of fiscal year end As required to ensure projections are available for the then-next 6 month period, at all times	Yes No

Annual audited financial statements and any management letters	Annually, within 180 days of fiscal year end	Yes No

Statements, reports and notices to stockholders	Within 10 Business Days of delivery	Yes No

SEC filings	Within 5 Business Days after filing with SEC	Yes No

Legal action notices and updates	Promptly	Yes No

Board materials	As and when delivered to Board	Yes No

Board minutes	As and when delivered to Board	Yes No

IP report	At the end of each fiscal quarter	Yes No

Federal tax return / calculation of federal tax income allocable to members	Within 5 days of when filed / when provided to members	Yes No

Bank account statements (with transaction detail)	Together with monthly financial statements	Yes No

Updated projections (management prepared)	If Revenue or EBITDA for two out of three preceding months is not at least 85% of Revenue or EBITDA in Projections	__Applies __Does not apply (See Below.)

Financial Covenant	Required	Actual	Complies
Minimum Liquidity	See Section 6.10 (6-month Liquidity Test)	See Attachment 1	Yes No

Other Covenants	Required	Actual	Complies
Equipment financing Indebtedness	Not to exceed $2,000,000 outstanding	$	Yes No
Hedging Obligations	Not to exceed $2,000,000 outstanding at any time	$	Yes No
Credit Card Indebtedness	Not to exceed $6,000,000 outstanding at any time	$	Yes No
Repurchases of stock from former employees, officers and directors	Not to exceed $2,000,000 during per fiscal year	$	Yes No
Investments by a Loan Party in a Subsidiary which is not a Loan Party	Not to exceed $2,000,000 per fiscal year	$	Yes No

Period	Revenue (Plan)	Revenue (Actual)	Percentage	EBITDA (Plan)	EBITDA (Actual)	Percentage
[T-3 Month]
[T-2 Month]
[T-1 Month]

Retesting required: [__] Yes [__] No

Other Matters

Has any Loan Party changed its legal name, jurisdiction of organization or chief executive office? If yes, please complete details below:	Yes	No

Has any Loan Party obtained any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner or licensee, or applied for any Patent or the registration of any Trademark since the Closing Date or the previously delivered Compliance Certificate, as applicable? If yes, please complete details below.	Yes	No

Have any new Subsidiaries been formed? If yes, please provide complete schedule below.	Yes	No

Legal Name of Subsidiary	Jurisdiction of Organization	Holder of Subsidiary Equity Interests	Equity Interests Certificated? (Y/N)	Jurisdiction

Have any new Deposit Accounts or Securities Accounts been opened? If yes, please complete schedule below.	Yes	No

Accountholder	Deposit Account / Intermediary	Address	Account Number	Account Control Agreement in place? (Y/N)

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

——————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————————

BORROWER REPRESENTATIVE:

BRILLIANT EARTH, LLC

By:
Name:
Title:

ATTACHMENT 1

FINANCIAL COVENANT CALCULATION